Exhibit 10.2
FORTINET, INC.
AMENDMENT 1
TO
CHANGE OF CONTROL SEVERANCE AGREEMENT

This Amendment 1 to the Change of Control Severance Agreement (the “Agreement”) that was made and entered into by and between Michael Xie (“Executive”) and Fortinet, Inc. (the “Company”), effective as of August 7, 2009, is made and entered into by and between the Executive and Fortinet as of the date stated in the paragraph that immediately follows.
For all of the reasons stated in the Recitals of the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Executive and the Company hereby agree that the Effective Date of the Agreement is amended to be August 7, 2014 and such date shall be the defined term “Effective Date” throughout the Agreement.
Except for the amendment stated immediately above, the Agreement and its terms remain in place as-is.
IN WITNESS WHEREOF, each of the parties has executed this Amendment 1 to Change of Control Severance Agreement effective as of July 31, 2014.

COMPANY	FORTINET, INC

	By:	/s/ John Whittle
	Title:	Vice President, General Counsel

EXECUTIVE	By:	/s/ Michael Xie
	Title:	President and Chief Technology Officer